Exhibit 99.1

Vertex Announces Fourth Quarter and Full Year 2024 Financial Results

KING OF PRUSSIA, PA – February 27, 2025: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its fourth quarter and full year ended December 31, 2024.

“Vertex’s 2024 financial results demonstrated the power of our business and financial model, which is built to deliver consistent and durable mid-to-high teens revenue growth with strong earnings leverage and cash flow,” stated David DeStefano, Vertex’s President, Chief Executive Officer and Chairperson of the Board. “We believe the secular tailwinds that enable our performance will accelerate in the coming years as indirect taxes continue to grow in complexity, and enterprise technology continues to evolve and move to the cloud.”

Fourth Quarter 2024 Financial Results

●	Total revenues of $178.5 million, up 15.2% year-over-year.
●	Software subscription revenues of $152.6 million, up 16.8% year-over-year.
●	Cloud revenues of $76.9 million, up 27.0% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $603.1 million, up 17.7% year-over-year. This included $5.9 million added to ARR due to the inclusion of Systax’s ARR, as a result of the acquisition of the remaining ownership interests of Systax during the second quarter of 2024, and $7.9 million added to ARR due to the ecosio acquisition during the third quarter of 2024. Excluding the impact of both Systax and ecosio, ARR growth was 15.0%.
●	Average Annual Revenue per direct customer (“AARPC”) was $122,706 at December 31, 2024, compared to $118,910 at December 31, 2023, and $118,800 at September 30, 2024.
●	Net Revenue Retention (“NRR”) was 109%, compared to 113% at December 31, 2023, and 111% at September 30, 2024.
●	Gross Revenue Retention (“GRR”) was 95%, consistent with both December 31, 2023, and September 30, 2024.
●	Loss from operations of $(13.1) million, compared to loss of $(2.5) million for the same period in the prior year.
●	Non-GAAP operating income of $32.5 million, compared to $28.2 million for the same period in the prior year.
●	Net loss of $(67.8) million, compared to net income of $15.3 million for the same period in the prior year.
●	Net loss per basic and diluted Class A and Class B shares of $(0.43), compared to net income per basic Class A and Class B shares of $0.10, and net income per diluted Class A and Class B shares of $0.09, for the same period in the prior year.
●	Non-GAAP net income of $25.5 million and Non-GAAP diluted earnings per share (“EPS”) of $0.15.
●	Adjusted EBITDA of $38.1 million, compared to $32.0 million for the same period in the prior year. Adjusted EBITDA margin of 21.3%, compared to 20.7% for the same period in the prior year.

Full-Year 2024 Financial Results

●	Total revenues of $666.8 million, up 16.5% year-over-year.
●	Software subscription revenues of $567.1 million, up 17.9% year-over-year.
●	Cloud revenues of $276.0 million, up 28.6% year-over-year.
●	Loss from operations of $(2.2) million compared to loss of $(17.5) million for the same period prior year.
●	Non-GAAP operating income of $131.0 million, compared to $85.6 million for the prior year.
●	Net loss of $(52.7) million, compared to a net loss of $(13.1) million for the prior year.
●	Net loss per basic and diluted Class A and Class B share was $(0.34) compared to net loss per basic and diluted Class A and Class B of $(0.09) for the prior year.
●	Non-GAAP net income of $101.0 million and Non-GAAP diluted EPS of $0.61.
●	Adjusted EBITDA of $151.9 million, compared to $100.8 million for the prior year. Adjusted EBITDA margin of 22.8%, compared to 17.6% for the prior year.
●	Cash provided by operating activities of $164.8 million, compared to $74.3 million for the prior year. Free cash flow of $77.7 million, compared to $6.1 million for the prior year.

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the first quarter of 2025, the Company currently expects:

●	Revenues of $175 million to $178 million; and

●	Adjusted EBITDA of $33 million to $36 million.

For the full-year 2025, the Company currently expects:

●	Revenues of $760 million to $768 million;
●	Cloud revenue growth of 28%; and
●	Adjusted EBITDA of $161 million to $165 million.

John Schwab, Chief Financial Officer added, “Our Adjusted EBITDA guidance for 2025 includes additional research and development investments to capitalize on the significant growth opportunities in front of us. These include an additional $4 million investment in ecosio to accelerate coverage across countries that have either launched or are launching e-invoicing initiatives in the coming years. In addition, we are investing approximately $10 to $12 million across research and development for the commercialization of our AI-based Smart Categorization product, other AI-related internal tools and new product initiatives, and other emerging technologies. We believe these strategic investments will result in continued momentum for the business over the long-term.”

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, amortization of cloud computing implementation costs in general and administrative expense, adjustments to the settlement value of deferred purchase commitment liabilities, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, February 27, 2025, to discuss its fourth quarter and full year 2024 financial results.

Those wishing to participate may do so by dialing 1-412-317-6026 approximately ten minutes prior to start time. A listen-only webcast of the call will also be available through the Company’s Investor Relations website at https://ir.vertexinc.com.

A conference call replay will be available approximately one hour after the call by dialing 1-412-317-6671 and referencing passcode 10195788 or via the Company’s Investor Relations website. The replay will expire on March 13, 2025 at 11:59 p.m. Eastern Time.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex empowers the world’s leading brands to simplify the complexity of continuous compliance.

For more information, visit www.vertexinc.com or follow on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to maintain and grow revenue from existing customers and  new customers, and expand their usage of our solutions; our ability to maintain and expand our strategic relationships with third parties; our ability to adapt to technological change and successfully introduce new solutions or provide updates to existing solutions; risks related to failures in information technology or infrastructure; challenges in using and managing use of Artificial Intelligence in our business; incorrect or improper implementation, integration or use of our solutions; failure to attract and retain qualified technical and tax-content personnel; competitive pressures from other tax software and service providers and challenges of convincing businesses using native enterprise resource planning (“ERP”) functions to switch to our software; our ability to accurately forecast our revenue and other future results of operations based on recent success; our ability to offer specific software deployment methods based on changes to customers’ and partners’ software systems; our ability to continue making significant investments in software development and equipment; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to successfully integrate acquired businesses and to realize the anticipated benefits of such acquisitions; risks related to the fluctuations in our results of operations; risks related to our expanding international operations; our exposure to liability from errors, delays, fraud or system failures, which may not be covered by insurance; our ability to adapt to organizational changes and effectively implement strategic initiatives; risks related to our determinations of customers’ transaction tax and tax payments; risks related to changes in tax laws and regulations or their interpretation or enforcement; our ability to manage cybersecurity and data privacy risks; our involvement in material legal proceedings and audits; risks related to undetected errors, bugs or defects in our software; risks related to utilization of open-source software, business processes and information systems; risks related to failures in information technology, infrastructure, and third-party service providers; our ability to effectively protect, maintain, and enhance our brand; changes in application, scope, interpretation or enforcement of laws and regulations; global economic weakness and uncertainties, and disruption in the capital and credit markets; business disruptions related to natural disasters, epidemic outbreaks, including a global endemic or pandemic, terrorist acts, political events, or other events outside of our control; our ability to comply with anti-corruption, anti-bribery, and similar laws; our ability to protect our intellectual property; changes in interest rates, security ratings and market perceptions of the industry in which we operate, or our ability to obtain capital on commercially reasonable terms or at all; our ability to maintain an effective system of disclosure controls and internal control over financial reporting, or ability to remediate any material weakness in our internal controls; risks related to our Class A common stock and controlled company status; risks related to our indebtedness and adherence to the covenants under our debt instruments; our expectations regarding the effects of the Capped Call Transactions and regarding actions of the Option Counterparties and/or their respective affiliates; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, to be filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period. AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention Rate (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the company’s one-to-many channel strategy.

Customers	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Direct	4,310	4,309	4,438	4,855	4,915
Indirect	404	433	460	448	464
Total	4,714	4,742	4,898	5,303	5,379

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 29, 2024, and our Annual Report on Form 10-K for the year ended December 31, 2024, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense and transaction costs related to acquired technology included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense, amortization of cloud computing implementation costs and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP loss or income from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net income or loss the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, adjustments to the settlement value of deferred purchase commitment liabilities recorded as interest expense, and transaction costs, included in GAAP net income or loss for the respective periods to determine non-GAAP income or loss before income taxes. Non-GAAP income or loss before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares. Additionally, the dilutive effect of shares issuable upon conversion of the senior convertible notes is included in the calculation of Non-GAAP diluted EPS by application of the if-converted method.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense (including adjustments to the settlement value of deferred purchase commitment liabilities), income tax expense or benefit, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, stock-based compensation expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of December 31,
(In thousands, except per share data)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$296,051	$68,175
Funds held for customers	30,015	20,976
Accounts receivable, net of allowance of $16,838 and $16,272, respectively	164,432	141,752
Prepaid expenses and other current assets	36,678	26,173
Investment securities available-for-sale, at fair value (amortized cost of $9,147 and $9,550, respectively)	9,157	9,545
Total current assets	536,333	266,621
Property and equipment, net of accumulated depreciation	177,559	100,734
Capitalized software, net of accumulated amortization	36,350	38,771
Goodwill and other intangible assets	363,021	260,238
Deferred commissions	27,480	21,237
Deferred income tax asset	19	41,708
Operating lease right-of-use assets	11,956	14,605
Other assets	14,073	16,013
Total assets	$1,166,791	$759,927
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$—	$2,500
Accounts payable	36,215	23,596
Accrued expenses	35,169	44,735
Customer funds obligations	27,406	17,731
Accrued salaries and benefits	14,581	12,277
Accrued variable compensation	45,507	34,105
Deferred revenue, current	339,326	290,143
Current portion of operating lease liabilities	3,995	3,717
Current portion of finance lease liabilities	77	74
Purchase commitment and contingent consideration liabilities, current	35,100	11,901
Total current liabilities	537,376	440,779
Deferred revenue, net of current portion	4,840	2,577
Debt, net of current portion	335,220	44,059
Operating lease liabilities, net of current portion	12,585	16,567
Finance lease liabilities, net of current portion	10	51
Purchase commitment and contingent consideration liabilities, net of current portion	87,400	2,600
Deferred income tax liabilities	9,918	—
Deferred other liabilities	90	313
Total liabilities	987,439	506,946
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 70,670 and 60,989 shares issued and outstanding, respectively	71	61
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 86,481 and 92,661 shares issued and outstanding, respectively	86	93
Additional paid in capital	278,389	275,155
Accumulated deficit	(53,315)	(586)
Accumulated other comprehensive loss	(45,879)	(21,742)
Total stockholders' equity	179,352	252,981
Total liabilities and stockholders' equity	$1,166,791	$759,927

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Revenues:
Software subscriptions	$152,597	$130,695	$567,124	$480,830
Services	25,859	24,219	99,652	91,557
Total revenues	178,456	154,914	666,776	572,387
Cost of revenues:
Software subscriptions	44,550	45,946	175,580	162,920
Services	16,785	15,365	65,071	60,888
Total cost of revenues	61,335	61,311	240,651	223,808
Gross profit	117,121	93,603	426,125	348,579
Operating expenses:
Research and development	19,586	12,898	66,666	58,212
Selling and marketing	47,431	37,041	170,574	140,237
General and administrative	39,920	36,865	152,835	145,936
Depreciation and amortization	5,521	3,801	20,953	15,202
Change in fair value of acquisition contingent earn-outs	17,500	—	17,500	—
Other operating expense (income), net	267	5,489	(175)	6,502
Total operating expenses	130,225	96,094	428,353	366,089
Loss from operations	(13,104)	(2,491)	(2,228)	(17,510)
Interest expense (income), net	(1,666)	4,022	(4,137)	4,164
Income (loss) before income taxes	(11,438)	(6,513)	1,909	(21,674)
Income tax expense (benefit)	56,360	(21,847)	54,638	(8,581)
Net income (loss)	(67,798)	15,334	(52,729)	(13,093)
Other comprehensive (income) loss:
Foreign currency translation adjustments, net of tax	25,759	(7,558)	24,150	(5,978)
Unrealized (gain) loss on investments, net of tax	13	(12)	(13)	(32)
Total other comprehensive (income) loss, net of tax	25,772	(7,570)	24,137	(6,010)
Total comprehensive income (loss)	$(93,570)	$22,904	$(76,866)	$(7,083)

Net income (loss) per share of Class A and Class B, basic	$(0.43)	$0.10	$(0.34)	$(0.09)
Net income (loss) per share of Class A and Class B, dilutive	$(0.43)	$0.09	$(0.34)	$(0.09)

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Year ended
	December 31,
(In thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(52,729)	$(13,093)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	82,733	71,891
Amortization of cloud computing implementation costs	4,007	2,570
Provision for subscription cancellations and non-renewals	199	2,083
Amortization of deferred financing costs	2,033	266
Change in fair value of contingent consideration liabilities	14,925	—
Change in settlement value of deferred purchase commitment liability	423	—
Write-off of deferred financing costs	276	—
Stock-based compensation expense	47,425	33,919
Deferred income taxes	51,068	(11,574)
Non-cash operating lease costs	2,857	2,587
Other	(203)	5,335
Changes in operating assets and liabilities:
Accounts receivable	(22,076)	(45,222)
Prepaid expenses and other current assets	(14,207)	(6,354)
Deferred commissions	(6,242)	(5,774)
Accounts payable	11,615	9,241
Accrued expenses	(12,323)	5,837
Accrued and deferred compensation	9,232	7,516
Deferred revenue	51,096	18,172
Operating lease liabilities	(3,999)	(4,224)
Payments for purchase commitment and contingent consideration liabilities in excess of initial fair value	(4,367)	—
Other	3,078	1,156
Net cash provided by operating activities	164,821	74,332
Cash flows from investing activities:
Acquisition of businesses and assets, net of cash acquired	(71,755)	—
Property and equipment additions	(65,769)	(49,261)
Capitalized software additions	(21,344)	(18,972)
Purchase of investment securities, available-for-sale	(15,993)	(16,328)
Proceeds from sales and maturities of investment securities, available-for-sale	16,710	18,390
Net cash used in investing activities	(158,151)	(66,171)
Cash flows from financing activities:
Net increase in customer funds obligations	9,675	5,610
Proceeds from convertible senior notes	345,000	—
Principal payments on long-term debt	(46,875)	(2,188)
Payments on third-party debt	(3,904)	—
Payment for purchase of capped calls	(42,366)	—
Payments for deferred financing costs	(12,541)	(1,001)
Proceeds from purchases of stock under ESPP	2,998	2,486
Payments for taxes related to net share settlement of stock-based awards	(21,516)	(9,701)
Proceeds from exercise of stock options	8,459	4,839
Payments for purchase commitment and contingent consideration liabilities	(7,580)	(6,424)
Payments of finance lease liabilities	(93)	(103)
Payments for deferred purchase commitments	—	(20,000)
Net cash provided by (used in) financing activities	231,257	(26,482)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,012)	724
Net increase (decrease) in cash, cash equivalents and restricted cash	236,915	(17,597)
Cash, cash equivalents and restricted cash, beginning of period	89,151	106,748
Cash, cash equivalents and restricted cash, end of period	$326,066	$89,151
Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$296,051	$68,175
Restricted cash—funds held for customers	30,015	20,976
Total cash, cash equivalents and restricted cash, end of period	$326,066	$89,151

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
Non-GAAP cost of revenues, software subscriptions	$28,459	$30,357	$111,929	$106,038
Non-GAAP cost of revenues, services	$16,146	$14,973	$62,303	$59,042
Non-GAAP gross profit	$133,851	$109,584	$492,544	$407,307
Non-GAAP gross margin	75.0%	70.7%	73.9%	71.2%
Non-GAAP research and development expense	$17,334	$11,311	$56,395	$52,218
Non-GAAP selling and marketing expense	$43,743	$34,371	$154,892	$129,216
Non-GAAP general and administrative expense	$34,187	$31,426	$128,224	$124,925
Non-GAAP operating income	$32,540	$28,239	$130,989	$85,646
Non-GAAP net income	$25,483	$21,037	$100,984	$63,699
Non-GAAP diluted EPS	$0.15	$0.13	$0.61	$0.39
Adjusted EBITDA	$38,061	$32,040	$151,942	$100,848
Adjusted EBITDA margin	21.3%	20.7%	22.8%	17.6%
Free cash flow	$17,897	$28,843	$77,708	$6,099
Free cash flow margin	10.0%	18.6%	11.7%	1.1%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$44,550	$45,946	$175,580	$162,920
Stock-based compensation expense	(912)	(691)	(4,349)	(2,834)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(15,179)	(14,898)	(59,302)	(54,048)
Non-GAAP cost of revenues, software subscriptions	$28,459	$30,357	$111,929	$106,038

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$16,785	$15,365	$65,071	$60,888
Stock-based compensation expense	(639)	(392)	(2,768)	(1,846)
Non-GAAP cost of revenues, services	$16,146	$14,973	$62,303	$59,042

Non-GAAP Gross Profit:
Gross profit	$117,121	$93,603	$426,125	$348,579
Stock-based compensation expense	1,551	1,083	7,117	4,680
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	15,179	14,898	59,302	54,048
Non-GAAP gross profit	$133,851	$109,584	$492,544	$407,307

Non-GAAP Gross Margin:
Total Revenues	$178,456	$154,914	$666,776	$572,387
Non-GAAP gross margin	75.0%	70.7%	73.9%	71.2%

Non-GAAP Research and Development Expense:
Research and development expense	$19,586	$12,898	$66,666	$58,212
Stock-based compensation expense	(2,252)	(1,587)	(9,548)	(5,994)
Transaction costs	—	—	(723)	—
Non-GAAP research and development expense	$17,334	$11,311	$56,395	$52,218

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$47,431	$37,041	$170,574	$140,237
Stock-based compensation expense	(3,103)	(2,075)	(13,204)	(8,380)
Amortization of acquired intangible assets – selling and marketing expense	(585)	(595)	(2,478)	(2,641)
Non-GAAP selling and marketing expense	$43,743	$34,371	$154,892	$129,216

Non-GAAP General and Administrative Expense:
General and administrative expense	$39,920	$36,865	$152,835	$145,936
Stock-based compensation expense	(4,060)	(2,946)	(17,556)	(14,865)
Severance expense	(660)	(1,473)	(3,048)	(3,576)
Amortization of cloud computing implementation costs – general and administrative	(1,013)	(1,020)	(4,007)	(2,570)
Non-GAAP general and administrative expense	$34,187	$31,426	$128,224	$124,925

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Non-GAAP Operating Income:
Loss from operations	$(13,104)	$(2,491)	$(2,228)	$(17,510)
Stock-based compensation expense	10,966	7,691	47,425	33,919
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	15,179	14,898	59,302	54,048
Amortization of acquired intangible assets – selling and marketing expense	585	595	2,478	2,641
Amortization of cloud computing implementation costs – general and administrative	1,013	1,020	4,007	2,570
Severance expense	660	1,473	3,048	3,576
Acquisition contingent consideration	(300)	200	(2,575)	1,549
Change in fair value of acquisition contingent earn-outs	17,500	—	17,500	—
Transaction costs	41	4,853	2,032	4,853
Non-GAAP operating income	$32,540	$28,239	$130,989	$85,646

Non-GAAP Net Income:
Net income (loss)	$(67,798)	$15,334	$(52,729)	$(13,093)
Income tax expense (benefit)	56,360	(21,847)	54,638	(8,581)
Stock-based compensation expense	10,966	7,691	47,425	33,919
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	15,179	14,898	59,302	54,048
Amortization of acquired intangible assets – selling and marketing expense	585	595	2,478	2,641
Amortization of cloud computing implementation costs – general and administrative	1,013	1,020	4,007	2,570
Severance expense	660	1,473	3,048	3,576
Acquisition contingent consideration	(300)	200	(2,575)	1,549
Change in fair value of acquisition contingent earn-outs	17,500	—	17,500	—
Transaction costs (1)	41	4,853	2,032	4,853
Change in settlement value of deferred purchase commitment liability – interest expense	—	4,020	423	4,020
Non-GAAP income before income taxes	34,206	28,237	135,549	85,502
Income tax adjustment at statutory rate (2)	(8,723)	(7,200)	(34,565)	(21,803)
Non-GAAP net income	$25,483	$21,037	$100,984	$63,699

Non-GAAP Diluted EPS:
Non-GAAP net income	$25,483	$21,037	$100,984	$63,699
Interest expense (net of tax), convertible senior notes (3)	911	—	2,435	—
Non-GAAP net income used in dilutive per share computation	$26,394	$21,037	$103,419	$63,699

Weighted average Class A and B common stock, diluted	162,939	162,369	161,774	161,761
Dilutive effect of convertible senior notes (3)	9,498	—	6,480	—
Total average Class A and B shares used in dilutive per share computation	172,437	162,369	168,254	161,761
Non-GAAP diluted EPS	$0.15	$0.13	$0.61	$0.39

(1) The transaction costs for both the three months and year ended December 31, 2023 periods reflect costs associated with a public tender offer, which was withdrawn by the Company in January 2024.

(2) Non-GAAP income before income taxes is adjusted for income taxes using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

(3) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. Interest expense and additional dilutive shares related to the notes are added back to the calculation when their impact is dilutive. In periods when the impact is anti-dilutive there is no add-back of interest expense or additional dilutive shares related to the notes.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Adjusted EBITDA:
Net income (loss)	$(67,798)	$15,334	$(52,729)	$(13,093)
Interest expense (income), net (1)	(1,666)	4,022	(4,137)	4,164
Income tax expense (benefit)	56,360	(21,847)	54,638	(8,581)
Depreciation and amortization – property and equipment	5,521	3,801	20,953	15,202
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	15,179	14,898	59,302	54,048
Amortization of acquired intangible assets – selling and marketing expense	585	595	2,478	2,641
Amortization of cloud computing implementation costs – general and administrative	1,013	1,020	4,007	2,570
Stock-based compensation expense	10,966	7,691	47,425	33,919
Severance expense	660	1,473	3,048	3,576
Acquisition contingent consideration	(300)	200	(2,575)	1,549
Change in fair value of acquisition contingent earn-outs	17,500	—	17,500	—
Transaction costs (2)	41	4,853	2,032	4,853
Adjusted EBITDA	$38,061	$32,040	$151,942	$100,848

Adjusted EBITDA Margin:
Total revenues	$178,456	$154,914	$666,776	$572,387
Adjusted EBITDA margin	21.3%	20.7%	22.8%	17.6%

(1) The year ended December 31, 2024 period includes $423 for the change in the settlement value of a deferred purchase commitment liability recorded as interest expense. The three months and year ended December 31, 2023 periods include $4,020 for the change in the settlement value of a deferred purchase commitment liability recorded as interest expense.

(2) The transaction costs for both the three months and year ended December 31, 2023 periods reflect costs associated with a public tender offer, which was withdrawn by the Company in January 2024.

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Free Cash Flow:
Cash provided by operating activities	$41,133	$47,636	$164,821	$74,332
Property and equipment additions	(18,249)	(13,904)	(65,769)	(49,261)
Capitalized software additions	(4,987)	(4,889)	(21,344)	(18,972)
Free cash flow	$17,897	$28,843	$77,708	$6,099

Free Cash Flow Margin:
Total revenues	$178,456	$154,914	$666,776	$572,387
Free cash flow margin	10.0%	18.6%	11.7%	1.1%

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

investors@vertexinc.com

Media Contact:

Rachel Litcofsky

Vertex, Inc.

mediainquiries@vertexinc.com